UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2011

Avon Products, Inc.
(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1345 Avenue of the Americas
New York, New York 10105-0196
(Address of principal executive offices) (Zip Code)
(212) 282-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2011, Avon Products, Inc. (the "Company") announced that in 2012 the Company will separate the roles of Chairman and Chief Executive Officer (“CEO”) and that Andrea Jung, Avon's Chairman and CEO, will be named Executive Chairman upon a new CEO joining the Company.

In connection with the foregoing, the Company entered into an Employment Agreement with Ms. Jung on December 13, 2011, which provides that Ms. Jung, in addition to performing her regular duties as CEO, will assist the Company in its efforts to actively recruit a successor CEO and, upon the hiring of such CEO, Ms. Jung will serve as Executive Chairman of the Company for a two-year term, which may be extended by mutual written agreement of the parties (the "New Agreement"). Under the terms of the New Agreement, until commencement of employment of the new CEO, the terms and conditions of Ms. Jung's employment and termination of employment with the Company will continue to be governed by Ms. Jung's existing employment agreement with the Company (the “Existing Agreement”). Upon commencement of employment of the new CEO, the Existing Agreement will be terminated, without further obligation of either party thereunder (and without the payment of any severance or termination benefits) and the terms and conditions of Ms. Jung's employment and termination of employment will be governed by the New Agreement.

The New Agreement provides that, as Executive Chairman, Ms. Jung will continue as an employee-at-will and focus on the business and affairs of the Company, including assisting the CEO with transition matters, advising the Board of Directors and the CEO regarding strategic initiatives and such other authority and duties as may be reasonably determined by the Board of Directors. Upon the new CEO commencing employment with the Company, the New Agreement generally provides for the following compensation and benefits to the Executive Chairman:

•	an annual base salary of $1,000,000,

•
an annual discretionary cash bonus opportunity based upon the Board's assessment of Ms. Jung's performance and success regarding transition and her other duties to the Company with a target award equal to 100% of annual base salary,

•
participation in the Company's three-year long-term incentive program (currently comprised of 70% in performance-based restricted stock units and 30% in performance-based cash) with an annual target award equal to 400% of annual base salary beginning after 2012, provided that any payout is subject to achievement of performance goals,

•
participation in the Company's executive retirement and executive death benefit plans, including the Supplemental Executive Retirement Plan and Supplemental Life Plan, generally on the same terms as currently provided under the Existing Agreement, and

•
participation in the Company's compensation and benefit programs and policies in which similarly situated executives participate, including medical, dental, life and disability insurance, 401(k) plan, pension plan, severance pay plan, change in control policy, compensation recoupment policy, and perquisites program. Under the New Agreement, Ms. Jung's potential severance benefits and potential change in control benefits have been significantly reduced from that provided under the Existing Agreement and are substantially similar as for other senior executives.

The foregoing does not constitute a complete summary of the terms of the New Agreement, and reference is made to the complete text of the New Agreement, which is attached hereto as Exhibit 10.1.

(Page 2 of 3 Pages)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Kim K. W. Rucker
Name: Kim K. W. Rucker
Title: Senior Vice President, General Counsel,
Corporate Secretary & Chief Compliance Officer

Date: December 16, 2011

(Page 3 of 3 Pages)

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Employment Agreement, by and between Avon Products, Inc. and Andrea Jung, dated as of December 13, 2011.